Providence Service Corporation Reports Second Quarter 2018 Results

Highlights for the Second Quarter of 2018:

•	Revenue from continuing operations of $411.8 million, a 0.9% increase from the second quarter of 2017

•	Loss from continuing operations, net of tax, of $11.4 million, or $0.94 per diluted common share, includes impairment charges of $9.9 million, or $0.75 per diluted common share

•	Adjusted Net Income of $3.1 million; Adjusted EPS of $0.13

•	Segment level Adjusted EBITDA of $18.0 million

•	Repurchased 256 thousand shares during the second quarter of 2018

STAMFORD, CT – August 7, 2018 – The Providence Service Corporation (the “Company” or “Providence”) (Nasdaq: PRSC), today reported financial results for the three and six months ended June 30, 2018.

“Our year over year revenue grew in the second quarter although we gave back a little of the positive earnings momentum we had been building over the last several quarters,” stated Carter Pate, Interim Chief Executive Officer. He continued, “NET Services was impacted by higher transportation costs as we witnessed a shift in mix to some of our higher cost service offerings and an increase in distance traveled per trip. Historically, the nature of the NEMT transport business can lead to periods of higher costs, as public policy decisions and other influences can drive a change in member behavior. Our network is uniquely qualified to quickly respond to these changes, and to provide the critical transportation benefit to help improve member quality of life outcomes. While these higher costs adversely impact profitability in the short-term, once a trend fully emerges we generally are able to bring our contractual rates back in line with costs. This adjustment may take a number of quarters, which is why we feel that the business should be measured over the long-term, and we still feel both confident and positive in our long-term view of NET Services. During the second quarter we laid the groundwork for our organizational consolidation and feel confident in our ability to execute this plan and achieve the savings. In addition, we are pleased with the close of the sale of the Ingeus French operations. As part of the overall review of the strategic options for WD Services, this was an important first step to provide flexibility in our options to achieve the best outcome for our shareholders. In addition, we were very encouraged by the recent announcements from the UK Ministry of Justice on our probation services contract, as we now feel we have a clear line of sight and a viable path forward on this contract."

Second Quarter 2018 Results

For the second quarter of 2018, the Company reported revenue of $411.8 million, an increase of 0.9% from $408.0 million in the second quarter of 2017. The new revenue standard that the company adopted in the first quarter of 2018 resulted in a negative impact to revenue of $4.3 million in the second quarter of 2018 versus the prior standard. In addition, WD Services benefited from favorable exchange rates, which provided a positive revenue impact of $2.8 million.

Loss from continuing operations, net of tax, in the second quarter of 2018 was $11.4 million, or $0.94 per diluted common share, compared to income from continuing operations net of tax of $3.9 million, or $0.19 per diluted common share, in the second quarter of 2017. Loss from continuing operations, net of tax, in the second quarter of 2018 includes impairment charges of $9.9 million. The loss and income from continuing operations, net of tax, in the second quarters of 2018 and 2017 include restructuring and related charges of $3.9 million and $1.9 million, respectively. The loss from continuing operations, net of tax, in the second quarter of 2018 also includes $0.3 million of transaction costs related to the sale of Ingeus France. Adjusted Net Income in the second quarter of 2018 was $3.1 million, or $0.13 per diluted common share, compared to $6.1 million, or $0.32 per diluted common share, in the second quarter of 2017.

Segment-level Adjusted EBITDA was $18.0 million in the second quarter of 2018, compared to $20.6 million in the second quarter of 2017. Adjusted EBITDA was $11.5 million in the second quarter of 2018, compared to $14.9 million in the second quarter of 2017.

In the three months ended June 30, 2018 the new revenue recognition standard resulted in a negative impact to operating income and Adjusted EBITDA of $0.1 million versus the prior standard.

Year to Date 2018 Results

For the first six months of 2018, the Company reported revenue of $817.8 million, an increase of 1.3% from $807.5 million in the comparable period of 2017. Excluding the effects of changes in currency exchange rates, revenue from continuing operations increased 0.1%. The new revenue recognition standard resulted in a negative impact to revenue of $13.6 million versus the prior standard.

The loss from continuing operations, net of tax, for the first six months of 2018 was $5.6 million, or $0.61 per diluted common share, compared to income from continuing operations, net of tax, of $5.8 million, or $0.22 per diluted common share, in the first six months of 2017. Loss from continuing operations, net of tax, for the six months of 2018 includes impairment charges of $9.9 million. The loss and income from continuing operations, net of tax, for the first six months of 2018 and 2017 include restructuring and related charges of $6.8 million and $4.3 million, respectively. The loss from continuing operations, net of tax, in the first six months of 2018 also includes $0.7 million of transaction costs related to the sale of Ingeus France. Adjusted Net Income in the first six months of 2018 was $14.1 million, or $0.78 per diluted common share, compared to $12.7 million, or $0.67 per diluted common share, in the first six months of 2017.

Segment-level Adjusted EBITDA was $44.8 million in the first six months of 2018, compared to $43.1 million in the comparable period of 2017. Adjusted EBITDA was $31.1 million in the first six months of 2018, compared to $30.5 million in the first six months of 2017.

In the Six Months Ended June 30, 2018 the new revenue recognition standard resulted in a negative impact to operating income and Adjusted EBITDA of $3.6 million versus the prior standard.

Organizational consolidation

On April 11, 2018, the Company's Board of Directors approved an organizational consolidation plan to integrate substantially all activities and functions performed at the corporate holding company level into LogistiCare to create an organizational structure with strategic, operational and cultural alignment and with a single executive leadership team. During the quarter we have progressed our transition plans and anticipate achieving $10 million of annualized cost reduction by the second quarter of 2019.

Extension of Credit Agreement

On June 7, 2018, the Company entered into the Fifth Amendment to its Credit Agreement, which extended the maturity date of the Company's revolving credit facility to August 2, 2019. The size of the revolving credit facility remains unchanged at $200 million; however, certain covenants under the Credit Agreement were amended to provide for greater operational, financial and strategic flexibility, including the implementation of the Company’s previously announced organizational consolidation plan.

Sale of Ingeus France

On June 11, 2018, the Company entered into a Share Purchase Agreement to sell its WD Services' operations in France. The sale subsequently closed on July 17, 2018. The assets and liabilities of the operations in France have been presented as held for sale at June 30, 2018. In connection with classifying these assets and liabilities as held for sale, the carrying value of the assets and liabilities was reduced to its estimated fair value less selling costs, as determined based on the purchase price. As a result, an impairment charge of $9.2 million was recorded during the second quarter and is included in "Asset impairment charge" in our financial statements.

Share Repurchases

From April 1, 2018, through August 6, 2018, the Company repurchased 256,000 shares of common stock for $18.8 million, or an average price of $73.61 per share. As of August 6, 2018, the Company has approximately $81 million of share repurchase availability under its current share repurchase program.

Since beginning to repurchase shares in the fourth quarter of 2015 through August 6, 2018, the Company has repurchased 3.86 million shares of common stock, or approximately 24% of the Company’s common stock outstanding at the beginning of the fourth quarter of 2015, for $188.6 million, or for an average price of $48.89 per share.

Segment Results

For analysis purposes, the Company provides revenue, expenses, operating income (loss), income (loss) from continuing operations, net of taxes, and Adjusted EBITDA on a segment basis. Segment results include revenue and expenses incurred by each segment, as well as an allocation of certain direct expenses incurred by Corporate and Other on behalf of the segment. No direct cash expenses were incurred by Corporate on behalf of the Matrix Investment segment. The activities reflected in Corporate and Other include executive, accounting, finance, internal audit, tax, legal, public reporting, certain strategic and corporate development functions and the results of the Company’s captive insurance company.

NET Services

NET Services revenue was $343.7 million for the second quarter of 2018, an increase of 1.5% from $338.8 million in the second quarter of 2017. Operating income was $12.0 million, or 3.5% of revenue, in the second quarter of 2018, compared to $16.0 million, or 4.7% of revenue, in the second quarter of 2017. Included in NET Services operating income in the second quarters of 2018 and 2017 were $0.3 million and $1.4 million, respectively, of restructuring and related charges and impairment charges of $0.7 million in the second quarter of 2018. NET Services Adjusted EBITDA was $16.6 million, or 4.8% of revenue, in the second quarter of 2018, compared to $20.7 million, or 6.1% of revenue, in the second quarter of 2017. Second quarter 2018 revenue includes a negative impact of $3.5 million from the adoption of the new revenue recognition standard, as the accounting for one contract changed from a gross basis to net basis. This change had no impact on operating income or Adjusted EBITDA.

NET Services revenue was $680.4 million for the first six months of 2018, an increase of 2.7% from $662.8 million for the first six months of 2017. Operating income was $31.6 million, or 4.6% of revenue, in the first six months of 2018, compared to $27.8 million, or 4.2% of revenue, in the comparable period of 2017. Included in NET Services operating income in the first six months of 2018 and 2017 were $1.2 million and $2.7 million, respectively, of restructuring and related charges and impairment charges of $0.7 million in the first six months of 2018. NET Services Adjusted EBITDA was $40.5 million, or 5.9% of revenue, in the first six months of 2018, compared to $36.9 million, or 5.6% of revenue, in the comparable period of 2017. YTD revenue includes a negative impact of $7.4 million from the adoption of the new revenue recognition standard, but this change had no impact on operating income or Adjusted EBITDA.

The quarter-over-quarter increase in NET Services revenue was primarily due to the impact of new contracts, including managed care organization (“MCO”) contracts in Indiana and Illinois and new state contracts in Texas. This increase was partially offset by the impact of contracts we no longer serve, including state contracts in New York and Connecticut, certain MCO contracts in Florida and Louisiana, and decreased membership in Virginia as well as net decreased revenue from existing contracts due to the net impact of membership and rate changes, including the impact of a retrospective rate adjustment recorded in the second quarter of 2017 for a significant contract, due to a review of utilization. NET Services Adjusted EBITDA margin in the second quarter of 2018 was negatively impacted by higher transportation costs on a per trip basis as we saw a shift in service mix to higher cost modes of transportation and higher average mileage per trip, which muted the benefits of our value enhancement efforts. Additionally, the second quarter of 2017 benefited from the retrospective rate adjustment, described above. While there were no major contract adjustments in the second quarter of 2018, this year-over-year reduction in income was partially offset by rate increases that were secured at the end of 2017 in several markets, including California and Florida, as rates were aligned to the higher costs experienced throughout 2017.

WD Services

WD Services revenue was $68.1 million for the second quarter of 2018, a decrease of 1.6% from $69.2 million in the second quarter of 2017. Excluding the impact of currency exchange rates, revenue declined 5.7% in the second quarter of 2018 versus the second quarter of 2017. Operating loss was $12.4 million in the second quarter of 2018 compared to a loss of $4.1 million in the second quarter of 2017. Included within WD Services operating loss in the second quarter of 2018 was an impairment loss of $9.2 million related to the sale of the French operations and included in both the second quarters of 2018 and 2017 were restructuring and related costs of $1.1 million and $0.5 million, respectively. WD Services Adjusted EBITDA was $1.4 million, or 2.0% of revenue, in the second quarter of 2018 compared to Adjusted EBITDA of negative $0.1 million, or negative 0.2% of revenue, in the second quarter of 2017. Second quarter 2018 revenue reflects a $0.8 million negative impact on revenue and a $0.1 million negative impact on operating income and Adjusted EBITDA as a result of the adoption of the new revenue recognition standard. WD Services benefited from favorable exchange rates in the second quarter of 2018, which provided a positive revenue impact of $2.8 million, but an immaterial impact on Adjusted EBITDA.

WD Services revenue was $137.4 million for the first six months of 2018, a decrease of 5.0% from $144.6 million in the first six months of 2017. Excluding the effects of changes in currency exchange rates, revenue declined 11.4% in the first six months of 2018 versus the first six months of 2017. Operating loss was $14.4 million in the first six months of 2018, compared to an operating loss of $1.9 million in the comparable period of 2017. Included within WD Services operating loss in the first six months of 2018 was an impairment charge of $9.2 million related to the sale of the French operations and for the first six months of both 2018 and 2017, restructuring and related costs of $2.7 million and $1.5 million, respectively. WD Services Adjusted EBITDA was $4.3 million, or 3.2% of revenue, in the first six months of 2018 compared to $6.1 million, or 4.2% of revenue, in the comparable period of 2017. For the first six months of 2018, the application of the new revenue standard had a negative impact of $6.2 million and $3.6 million on revenue and operating income respectively.

The quarter-over-quarter decrease in WD Services revenue was primarily attributable to the ongoing wind-down of the segment’s legacy UK employability program and the impact of the adoption of the new revenue standard of $0.8 million. The UK Ministry of Justice recently announced changes to WD Services probation services contracts. While the changes will have a very positive financial impact to our offender rehabilitation contract, they did result in recording a reduction of revenue of $1.9 million in the second quarter of 2018, to recognize a contractual penalty based on recidivism rates. These decreases were partially offset by increased revenue under the segment's health (Diabetes) program, as well as the segment's operations in the U.S. and certain other international operations. WD Services second quarter 2018 Adjusted EBITDA improved compared to the same period last year primarily due to growth of the health program discussed above together with the savings related to our Ingeus Futures and RRP Delivery First programs.

Corporate and Other

Corporate and Other incurred a $8.9 million operating loss in the second quarter of 2018 compared to an operating loss of $5.8 million in the second quarter of 2017. Included within Corporate and Other operating loss in the second quarter of 2018 were restructuring and related costs of $2.5 million, excluding accelerated depreciation, related to the consolidation of the holding company structure into LogistiCare. Corporate and Other Adjusted EBITDA was negative $6.5 million in the second quarter of 2018 compared to negative $5.6 million in the second quarter of 2017.

Corporate and Other incurred a $16.9 million operating loss in the first six months of 2018, compared to a $13.0 million operating loss in the first six months of 2017. Included within Corporate and Other operating loss in the first six months of 2018 were restructuring and related costs of $2.9 million, excluding accelerated depreciation related to the consolidation of the holding company structure into LogistiCare. Corporate and Other Adjusted EBITDA was negative $13.7 million in the six months of 2018 compared to negative $12.6 million in the comparable period of 2017.

This increase in Corporate and Other's Adjusted EBITDA loss was primarily due to an increase in cash settled stock-based compensation expense of $1.2 million, as a result of a more significant increase in the Company’s stock price in the second quarter of 2018 as compared to the second quarter of 2017 partially offset by reductions in legal and consulting costs. The second quarter of 2017 also included a more significant reduction in insurance loss reserves due to favorable claims history of our Captive reinsurance program, as compared to the second quarter of 2018.

Matrix Investment (Equity Investment)

For the second quarter of 2018, Providence recorded a loss in equity earnings of $0.2 million related to its Matrix Investment compared to a gain of $1.1 million for the second quarter of 2017.

As Providence’s interest in Matrix is accounted for as an equity method investment, the following numbers are not included within the Company’s consolidated results of operations. For the second quarter of 2018, Matrix’s revenue was $78.4 million, an increase of 28.9% from $60.9 million in the second quarter of 2017. Matrix’s operating income was $4.6 million, for the second quarter of 2018, compared to $5.9 million, for the second quarter of 2017. Included within Matrix’s operating income in the second quarter of 2018 was $0.7 million of management fees paid to Matrix shareholders and integration costs of $1.1 million and transaction costs of $0.1 million related to the acquisition of HealthFair. Included within Matrix's operating income in the second quarter of 2017 was $0.5 million of expense related to transaction bonuses paid to the Matrix management team and $0.7 million of management fees paid to Matrix shareholders.

Matrix's net loss was $0.9 million for the second quarter of 2018, compared to net income of $1.6 million for the second quarter of 2017. Matrix’s Adjusted EBITDA was $15.9 million, or 20.2% of revenue, for the second quarter of 2018, compared to $15.3 million, or 25.2% of revenue, in the second quarter of 2017.

For the first six months of 2018, Matrix’s revenue was $145.8 million, an increase of 25.0% from $116.7 million in the first six months of 2017. Matrix’s operating income was $3.8 million, or 2.6% of revenue, for the first six months of 2018, compared to $7.0 million, or 6.0% of revenue, for the comparable period of 2017. Included within Matrix’s operating income in the first six months of 2018 was $3.8 million of management fees paid to Matrix’s shareholders, and integration costs of $1.5 million and transaction costs of $2.2 million related to the acquisition of HealthFair. For the comparable period in 2017 Matrix’s operating income included management transaction bonuses of $2.7 million, $1.2 million of management fees paid to Matrix’s shareholders, and $0.9 million of other transaction related expenses. Matrix’s Adjusted EBITDA was $29.8 million, or 20.4% of revenue, for the first six months of 2018, compared to $27.9 million, or 23.9% of revenue, in the first six months of 2017.

The positive year-over-year revenue growth for the second quarter of 2018 was related to increased volumes in Matrix's core in-home assessment business and the addition of mobile visits due to the acquisition of HealthFair in the first quarter of 2018, although mobile visits are below expectations due to the slower ramp up of contracts, leading to a delay in the receipt of membership lists and thus the delivery of mobile assessments. The year-over-year decline in Adjusted EBITDA as a percentage of revenue was due to the unfavorable variance in mobile visit volume as compared to expectations, as the direct cost structure was sized to meet the anticipated demand of higher volumes.

As of June 30, 2018, Matrix had cash of $22.8 million and $330.0 million of term loan debt outstanding under its credit facility, which was entered into in February 2018 in conjunction with the HealthFair acquisition. As of June 30. 2018, Providence's ownership interest in Matrix was 43.6%.

Investor Presentation and Conference Call

Providence will hold a conference call to discuss its financial results on Wednesday, August 8, 2018 at 8:00 a.m. ET. An investor presentation has been prepared to accompany the conference call and can be found on the Company’s website (investor.prscholdings.com.). To access the call, please dial:

US toll-free: 1 (844) 244 3865
International: 1 (518) 444 0681
Passcode: 2493718

Replay (available until August 15, 2018):
US toll-free: 1 (855) 859 2056
International: 1 (404) 537 3406
Passcode: 2493718

You may also access the conference call via webcast at investor.prscholdings.com, where the call also will be archived.

About Providence

The Providence Service Corporation owns subsidiaries and investments primarily engaged in the provision of healthcare services in the United States and workforce development services internationally. For more information, please visit prscholdings.com.

Non-GAAP Financial Measures and Adjustments

In addition to the financial results prepared in accordance with U.S. generally accepted accounting principles (GAAP), this press release includes EBITDA, Adjusted EBITDA and Segment-level Adjusted EBITDA for the Company and its operating segments, and Adjusted Net Income and Adjusted EPS for the Company, which are performance measures that are not recognized under GAAP. EBITDA is defined as income (loss) from continuing operations, net of taxes, before: (1) interest expense, net, (2) provision (benefit) for income taxes and (3) depreciation and amortization. Adjusted EBITDA is calculated as EBITDA before certain items, including (as applicable): (1) restructuring and related charges, including costs related to our corporate reorganization, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses or settlement income, (5) gain or loss on sale of equity investments, (6) management fees,(7) certain transaction and related costs and (8) impairments. Segment-level Adjusted EBITDA is calculated as Adjusted EBITDA for the company excluding the Adjusted EBITDA associated with corporate and holding company costs reported as our Corporate and Other Segment. Adjusted Net Income is defined as income (loss) from continuing operations, net of tax, before certain items, including (1) restructuring and related charges, (2) foreign currency transactions, (3) equity in net earnings or losses of investees, (4) certain litigation related expenses or settlement income, (5) intangible amortization expense, (6) gain or loss on sale of equity investments, (7) the non-recurring impact of the Tax Cuts and Jobs Act, (8) excess tax charges associated with long term incentive plans, (9) the impact of adjustments on noncontrolling interests, (10) transaction and related costs, (11) the income tax impact of such adjustments and (12) impairments. Adjusted EPS is calculated as Adjusted Net Income less (as applicable): (1) dividends on convertible preferred stock, (2) accretion of convertible preferred stock discount, and (3) income allocated to participating stockholders, divided by the diluted weighted-average number of common shares outstanding. We utilize these non-GAAP performance measures, which exclude certain expenses and amounts, because we believe the timing of such expenses is unpredictable and not driven by our core operating results, and therefore render comparisons with prior periods as well as with other companies in our industry less meaningful. We believe such measures allow investors to gain a better understanding of the factors and trends affecting the ongoing operations of our business. We consider our core operations to be the ongoing activities to provide services from which we earn revenue, including direct operating costs and indirect costs to support these activities. In addition, our net earnings in equity investees are excluded from these measures, as we do not have the ability to manage these ventures, allocate resources within the ventures, or directly control their operations or performance.

Our non-GAAP financial measures may not provide information that is directly comparable to that provided by other companies in our industry, as other companies in our industry may calculate non-GAAP financial results differently. In addition, there are limitations in using non-GAAP financial measures because they are not prepared in accordance with GAAP, may be different from non-GAAP financial measures used by other companies, and exclude expenses that may have a material impact on our reported financial results. The presentation of non-GAAP financial information is not meant to be considered in isolation from or as a substitute for the directly comparable financial measures prepared in accordance with GAAP. We urge you to review the reconciliations of our non-GAAP financial measures to the comparable GAAP financial measures included below, and not to rely on any single financial measure to evaluate our business.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “believe,” “demonstrate,” “expect,” “estimate,” “forecast,” “anticipate,” “should” and “likely” and similar expressions identify forward-looking statements. In addition, statements that are not historical should also be considered forward-looking statements. Readers are cautioned not to place undue reliance on those forward-looking statements, which speak only as of the date the statement was made. Such forward-looking statements are based on current expectations that involve a number of known and unknown risks, uncertainties and other factors which may cause actual events to be materially different from those expressed or implied by such forward-looking statements. These factors include, but are not limited to, our continuing relationship with government entities and our ability to procure business from them, our ability to manage growing and changing operations, the implementation of healthcare reform law, government budget changes and legislation related to the services that we provide, our ability to renew or replace existing contracts that have expired or are scheduled to expire with significant clients, and other risks detailed in Providence’s filings with the Securities and Exchange Commission, including its Annual Report on Form 10-K. Providence is under no obligation to (and expressly disclaims any such obligation to) update any of the information in this press release if any forward-looking statement later turns out to be inaccurate whether as a result of new information, future events or otherwise.

Investor Relations Contact
Laurence Orton – Interim CAO & SVP Finance
(203) 307-2800
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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Income
(in thousands except share and per share data)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Service revenue, net	$411,794	$407,983	$817,840	$807,477

Operating expenses:
Service expense	385,071	377,036	756,306	746,446
General and administrative expense	19,278	18,048	37,691	35,076
Asset impairment charge	9,881	—	9,881	—
Depreciation and amortization	6,878	6,900	13,677	13,169
Total operating expenses	421,108	401,984	817,555	794,691
Operating income (loss)	(9,314)	5,999	285	12,786

Other expenses:
Interest expense, net	245	329	570	681
Equity in net (gain) loss of investees	147	(1,530)	2,468	530
Loss (gain) on foreign currency transactions	(6)	463	(629)	400
Income (loss) from continuing operations before income taxes	(9,700)	6,737	(2,124)	11,175
Provision for income taxes	1,654	2,879	3,496	5,402
Income (loss) from continuing operations, net of tax	(11,354)	3,858	(5,620)	5,773
Discontinued operations, net of tax	(49)	(117)	(57)	(5,984)
Net income (loss)	(11,403)	3,741	(5,677)	(211)
Net loss (income) attributable to noncontrolling interests	188	174	(108)	(200)
Net income (loss) attributable to Providence	$(11,215)	$3,915	$(5,785)	$(411)

Net income (loss) available to common
stockholders	$(12,321)	$2,434	$(7,980)	$(3,037)

Basic earnings (loss) per common share:
Continuing operations	$(0.94)	$0.19	$(0.61)	$0.22
Discontinued operations	(0.01)	(0.01)	—	(0.44)
Basic earnings (loss) per common share	$(0.95)	$0.18	$(0.61)	$(0.22)

Diluted earnings (loss) per common share:
Continuing operations	$(0.94)	$0.19	$(0.61)	$0.22
Discontinued operations	(0.01)	(0.01)	—	(0.44)
Diluted earnings (loss) per common share	$(0.95)	$0.18	$(0.61)	$(0.22)

Weighted-average number of common
shares outstanding:
Basic	13,008,106	13,553,704	13,056,765	13,628,572
Diluted	13,008,106	13,607,576	13,056,765	13,687,183

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Providence Service Corporation

The Providence Service Corporation
Condensed Consolidated Balance Sheets
(in thousands)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$29,700	$95,310
Accounts receivable, net of allowance	184,313	158,926
Other current assets (1)	60,195	42,093
Current assets held for sale (5)	14,872	—
Total current assets	289,080	296,329
Property and equipment, net	47,450	50,377
Goodwill and intangible assets, net	160,441	165,607
Equity investments	165,988	169,912
Other long-term assets (2)	17,276	21,865
Total assets	$680,235	$704,090

Liabilities, redeemable convertible preferred stock and stockholders' equity
Current liabilities:
Current portion of long-term obligations	$1,714	$2,400
Other current liabilities (3)	238,975	224,530
Current liabilities held for sale (5)	14,872	—
Total current liabilities	255,561	226,930
Long-term obligations, less current portion	507	584
Other long-term liabilities (4)	54,807	63,013
Total liabilities	310,875	290,527

Mezzanine and stockholder's equity
Convertible preferred stock, net	77,445	77,546
Stockholders' equity	291,915	336,017
Total liabilities, redeemable convertible preferred stock and stockholders' equity	$680,235	$704,090

(1) Comprised of other receivables, restricted cash and prepaid expenses and other.
(2) Comprised of restricted cash, less current portion, deferred tax assets and other assets.
(3) Comprised of accounts payable, accrued expenses, accrued transportation costs, deferred revenue and reinsurance and related liability reserves.
(4) Includes deferred tax liabilities and other long-term liabilities.
(5) Comprises the assets and liabilities of Ingeus France which was held for sale at June 30, 2018

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Providence Service Corporation

The Providence Service Corporation
Unaudited Condensed Consolidated Statements of Cash Flows
(in thousands) (1)

	Six months ended June 30,
	2018	2017
Operating activities
Net income	$(5,677)	$(211)
Depreciation and amortization	13,677	13,169
Stock-based compensation	4,278	3,021
Asset impairment charge	9,881	—
Equity in net (gain) loss of investees	2,468	530
Other non-cash items	(2,765)	(4,899)
Changes in working capital	(29,778)	(2,347)
Net cash (used in) provided by operating activities	(7,916)	9,263
Investing activities
Purchase of property and equipment	(8,792)	(10,745)
Proceeds from note receivable	3,130	—
Loan to joint venture	—	(566)
Other investing activities	—	300
Net cash used in investing activities	(5,662)	(11,011)
Financing activities
Preferred stock dividends	(2,190)	(2,191)
Repurchase of common stock, for treasury	(55,999)	(18,754)
Other financing activities	10,183	194
Net cash used in financing activities	(48,006)	(20,751)
Effect of exchange rate changes on cash	(53)	606
Net change in cash and cash equivalents	(61,637)	(21,893)
Cash, cash equivalents and restricted cash at beginning of period	101,606	86,392
Cash, cash equivalents and restricted cash at end of period (2)	$39,969	$64,499
(1) Includes both continuing and discontinued operations.
(2) Includes restricted cash of $5,128 and cash classified as asset held for sale of $5,141 at June 30, 2018 and restricted cash of $7,916 at June 30, 2017.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands)
(Unaudited)

	Three months ended June 30, 2018
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$343,737	$68,057	$411,794	$—	$—	$411,794

Operating expenses:
Service expense	324,398	60,945	385,343	—	(272)	385,071
General and administrative expense	3,104	7,190	10,294	—	8,984	19,278
Asset impairment charge	679	9,202	9,881	—	—	9,881
Depreciation and amortization	3,511	3,131	6,642	—	236	6,878
Total operating expenses	331,692	80,468	412,160	—	8,948	421,108

Operating income (loss)	12,045	(12,411)	(366)	—	(8,948)	(9,314)

Other expenses:
Interest expense, net	14	422	436	—	(191)	245
Equity in net (gain) loss of investees	—	(27)	(27)	174	—	147
Loss (gain) on foreign currency
transactions	—	(6)	(6)	—	—	(6)
Income (loss) from continuing
operations, before income tax	12,031	(12,800)	(769)	(174)	(8,757)	(9,700)
Provision (benefit) for income taxes	3,102	574	3,676	(21)	(2,001)	1,654
Income (loss) from continuing operations, net of taxes	8,929	(13,374)	(4,445)	(153)	(6,756)	(11,354)

Interest expense, net	14	422	436	—	(191)	245
Provision (benefit) for income taxes	3,102	574	3,676	(21)	(2,001)	1,654
Depreciation and amortization	3,511	3,131	6,642	—	236	6,878

EBITDA	15,556	(9,247)	6,309	(174)	(8,712)	(2,577)

Asset impairment charge	679	9,202	9,881	—	—	9,881
Restructuring and related charges (1)	336	1,077	1,413	—	2,487	3,900
Transaction costs (2)	—	387	387	—	(57)	330
Equity in net (gain) loss of investees	—	(27)	(27)	174	—	147
Loss (gain) on foreign currency transactions	—	(6)	(6)	—	—	(6)
Litigation income (3)	—	—	—	—	(201)	(201)

Adjusted EBITDA	$16,571	$1,386	$17,957	$—	$(6,483)	$11,474
(1) Restructuring and related charges include redundancy program costs of $1,039 and property related costs of $38 for WD Services, value enhancement initiative implementation costs of $336 for NET Services and organizational consolidation costs of $2,487 within Corporate and Other.
(2) Transaction costs relate to the agreement to sell Ingeus French operations.
(3) Resolution of accruals related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Three months ended June 30, 2017
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$338,805	$69,178	$407,983	$—	$—	$407,983

Operating expenses:
Service expense	316,435	62,882	379,317	—	(2,281)	377,036
General and administrative expense	3,089	6,919	10,008	—	8,040	18,048
Depreciation and amortization	3,326	3,489	6,815	—	85	6,900
Total operating expenses	322,850	73,290	396,140	—	5,844	401,984

Operating income (loss)	15,955	(4,112)	11,843	—	(5,844)	5,999

Other expenses:
Interest expense, net	20	336	356	—	(27)	329
Equity in net (gain) loss of investees	—	(440)	(440)	(1,090)	—	(1,530)
Loss (gain) on foreign currency
transactions	—	463	463	—	—	463
Income (loss) from continuing
operations, before income tax	15,935	(4,471)	11,464	1,090	(5,817)	6,737
Provision (benefit) for income taxes	6,095	(1,238)	4,857	410	(2,388)	2,879
Income (loss) from continuing operations, net of taxes	9,840	(3,233)	6,607	680	(3,429)	3,858

Interest expense, net	20	336	356	—	(27)	329
Provision (benefit) for income taxes	6,095	(1,238)	4,857	410	(2,388)	2,879
Depreciation and amortization	3,326	3,489	6,815	—	85	6,900

EBITDA	19,281	(646)	18,635	1,090	(5,759)	13,966

Restructuring and related charges (1)	1,410	490	1,900	—	—	1,900
Equity in net (gain) loss of investees	—	(440)	(440)	(1,090)	—	(1,530)
Loss (gain) on foreign currency transactions	—	463	463	—	—	463
Litigation expense (2)	—	—	—	—	143	143

Adjusted EBITDA	$20,691	$(133)	$20,558	$—	$(5,616)	$14,942

(1) Restructuring and related charges include redundancy program costs of $306 and value enhancement implementation costs of $184 within WD Services and $12 of former CEO departure costs and value enhancement implementation initiative costs of $1,398 for NET Services.
(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Six months ended June 30, 2018
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$680,433	$137,407	$817,840	$—	$—	$817,840

Operating expenses:
Service expense	635,099	121,479	756,578	—	(272)	756,306
General and administrative expense	6,040	14,803	20,843	—	16,848	37,691
Asset impairment charge	679	9,202	9,881	—	—	9,881
Depreciation and amortization	7,005	6,349	13,354	—	323	13,677
Total operating expenses	648,823	151,833	800,656	—	16,899	817,555

Operating income (loss)	31,610	(14,426)	17,184	—	(16,899)	285

Other expenses:			—
Interest expense, net	32	791	823	—	(253)	570
Equity in net (gain) loss of investees	—	(50)	(50)	2,518	—	2,468
Loss (gain) on foreign currency
transactions	—	(629)	(629)	—	—	(629)
Income (loss) from continuing operations,
before income tax	31,578	(14,538)	17,040	(2,518)	(16,646)	(2,124)
Provision (benefit) for income taxes	8,122	436	8,558	(539)	(4,523)	3,496
Income (loss) from continuing operations, net of taxes	23,456	(14,974)	8,482	(1,979)	(12,123)	(5,620)

Interest expense, net	32	791	823	—	(253)	570
Provision (benefit) for income taxes	8,122	436	8,558	(539)	(4,523)	3,496
Depreciation and amortization	7,005	6,349	13,354	—	323	13,677

EBITDA	38,615	(7,398)	31,217	(2,518)	(16,576)	12,123

Asset impairment charge	679	9,202	9,881	—	—	9,881
Restructuring and related charges (1)	1,159	2,694	3,853	—	2,935	6,788
Transaction costs (2)	—	516	516	—	138	654
Equity in net (gain) loss of investees	—	(50)	(50)	2,518	—	2,468
Loss (gain) on foreign currency transactions	—	(629)	(629)	—	—	(629)
Litigation income (3)	—	—	—	—	(201)	(201)

Adjusted EBITDA	$40,453	$4,335	$44,788	$—	$(13,704)	$31,084

(1) Restructuring and related charges include redundancy program costs of $2,399 and property related costs of $295 for WD Services, value enhancement initiative implementation costs of $1,159 for NET Services and organizational consolidation costs of $2,935 within Corporate and Other.
(2) Transaction costs relate to the agreement to sell Ingeus French operations.
(3) Resolution of accruals related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Segment Information and Adjusted EBITDA
(in thousands) (Unaudited)

	Six months ended June 30, 2017
	NET Services	WD Services	Total Segment-Level	Matrix Investment	Corporate and Other	Total Continuing Operations

Service revenue, net	$662,839	$144,638	$807,477	$—	$—	$807,477

Operating expenses:
Service expense	622,627	126,084	748,711	—	(2,265)	746,446
General and administrative expense	5,980	13,964	19,944	—	15,132	35,076
Asset impairment charge	—	—	—	—	—	—
Depreciation and amortization	6,477	6,529	13,006	—	163	13,169
Total operating expenses	635,084	146,577	781,661	—	13,030	794,691

Operating income (loss)	27,755	(1,939)	25,816	—	(13,030)	12,786

Other expenses:
Interest expense, net	31	603	634	—	47	681
Equity in net (gain) loss of investees	—	960	960	(430)	—	530
Loss (gain) on foreign currency
transactions	—	400	400	—	—	400
Income (loss) from continuing
operations, before income tax	27,724	(3,902)	23,822	430	(13,077)	11,175
Provision (benefit) for income taxes	10,715	(433)	10,282	162	(5,042)	5,402
Income (loss) from continuing operations, net of taxes	17,009	(3,469)	13,540	268	(8,035)	5,773

Interest expense, net	31	603	634	—	47	681
Provision (benefit) for income taxes	10,715	(433)	10,282	162	(5,042)	5,402
Depreciation and amortization	6,477	6,529	13,006	—	163	13,169

EBITDA	34,232	3,230	37,462	430	(12,867)	25,025

Restructuring and related charges (1)	2,709	1,546	4,255	—		4,255
Equity in net (gain) loss of investees	—	960	960	(430)	—	530
Loss (gain) on foreign currency transactions	—	400	400	—	—	400
Litigation expense (2)	—	—	—	—	286	286

Adjusted EBITDA	$36,941	$6,136	$43,077	$—	$(12,581)	$30,496

(1) Restructuring and related charges include redundancy program costs of $859, other severance costs of $182 and value enhancement implementation costs of $505 within WD Services and $211 of former CEO departure costs and value enhancement implementation initiative costs of $2,498 for NET Services.
(2) Litigation expense related to defense cost for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-Q.

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Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investments (1)
(in thousands)
(Unaudited)

	Three months ended June 30, 2018
	Matrix Investment	Mission Providence	Other	Total
Revenue	$78,409	$—	$1,014	$79,423
Operating expense (2)	64,423	—	944	65,367
Depreciation and amortization	9,359	—	9	9,368
Operating income (loss)	4,627	—	61	4,688

Other expense (income)	—	—	(12)	(12)
Interest expense	5,940	—	—	5,940
Provision (benefit) for income taxes	(444)	—	18	(426)
Net income (loss)	(869)	—	55	(814)

Interest	43.6%	—%	50.0%	N/A
Net income (loss) - Equity Investment	(379)	—	27	(352)
Management fee and other (3)	205	—	—	205
Equity in net gain (loss) of investee	$(174)	$—	$27	$(147)

Net Debt (4)	307,153

	Three months ended June 30, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$60,852	$10,493	$503	$71,848
Operating expense (2)	46,783	8,809	489	56,081
Depreciation and amortization	8,127	1,045	7	9,179
Operating income (loss)	5,942	639	7	6,588

Other expense (income)	—	6	(11)	(5)
Interest expense	3,658	56	—	3,714
Provision (benefit) for income taxes	665	—	4	669
Net income (loss)	1,619	577	14	2,210

Interest	46.8%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	758	433	7	1,198
Management fee and other (5)	332	—	—	332
Equity in net gain (loss) of investee	$1,090	$433	$7	$1,530
(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2) Excludes depreciation and amortization.
(3) Includes amounts relating to management fees due from Matrix to Providence of $307 less Providence share-based compensation expense of $102.
(4) Represents cash of $22,847 and debt of $330,000 on Matrix's standalone balance sheet as of June 30, 2018.
(5) Includes amounts relating to management fees due from Matrix to Providence of $345 less Providence share-based compensation expense of $13.

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Providence Service Corporation

The Providence Service Corporation
Summary Financial Information of Equity Investments (1)
(in thousands)
(Unaudited)

	Six months ended June 30, 2018
	Matrix Investment	Mission Providence	Other	Total
Revenue	$145,839	$—	$1,878	$147,717
Operating expense (2)	123,590	—	1,748	125,338
Depreciation and amortization	18,411	—	18	18,429
Operating income (loss)	3,838	—	112	3,950

Other expense (income)	—	—	(23)	(23)
Interest expense (5)	16,283	—	—	16,283
Provision (benefit) for income taxes	(3,058)	—	34	(3,024)
Net income (loss)	(9,387)	—	101	(9,286)

Interest	43.6%	—%	50.0%	N/A
Net income (loss) - Equity Investment	(4,095)	—	50	(4,045)
Management fee and other (3)	1,577	—	—	1,577
Equity in net gain (loss) of investee	$(2,518)	$—	$50	$(2,468)

	Six months ended June 30, 2017
	Matrix Investment	Mission Providence	Other	Total
Revenue	$116,707	$19,880	$928	$137,515
Operating expense (2)	93,597	18,998	934	113,529
Depreciation and amortization	16,160	2,048	9	18,217
Operating income (loss)	6,950	(1,166)	(15)	5,769

Other expense (income)	—	8	(22)	(14)
Interest expense	7,264	108	—	7,372
Provision (benefit) for income taxes	(76)	1	1	(74)
Net income (loss)	(238)	(1,283)	6	(1,515)

Interest	46.8%	75.0%	50.0%	N/A
Net income (loss) - Equity Investment	(111)	(963)	3	(1,071)
Management fee and other (4)	541	—	—	541
Equity in net gain (loss) of investee	$430	$(963)	$3	$(530)
(1) The results of equity method investments are excluded from the calculation of Providence's Adjusted EBITDA and Adjusted Net Income.
(2) Excludes depreciation and amortization.
(3) Includes amounts relating to management fees due from Matrix to Providence of $1,739 less Providence share-based compensation expense of $161.
(4) Includes amounts relating to management fees due from Matrix to Providence of $580 less Providence share-based compensation expense of $39.
(5) Includes $6.0 million of expense related to the acceleration of deferred financing fees upon debt refinancing.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted EBITDA: Matrix Medical Network (1)(2)(5)
(in thousands) (Unaudited)

	Three months ended June 30,		Six Months Ended June 30,
	2018	2017	2018	2017
Revenue	$78,409	$60,852	$145,839	$116,707
Operating expense (3)	64,423	46,783	123,590	93,597
Depreciation and amortization	9,359	8,127	18,411	16,160
Operating income (loss)	4,627	5,942	3,838	6,950

Interest expense	5,940	3,658	16,283	7,264
Provision (benefit) for income taxes	(444)	665	(3,058)	(76)
Net income	(869)	1,619	(9,387)	(238)

Depreciation and amortization	9,359	8,127	18,411	16,160
Interest expense	5,940	3,658	16,283	7,264
Provision (benefit) for income taxes	(444)	665	(3,058)	(76)
EBITDA	13,986	14,069	22,249	23,110
Matrix management transaction bonuses	—	503	—	2,667
Management fees (4)	697	738	3,754	1,241
Acquisition costs	77	—	2,246	—
Integration costs	1,097	—	1,532	—
Transaction costs	—	20	6	851
Adjusted EBITDA	$15,857	$15,330	$29,787	$27,869

(1) Matrix's Adjusted EBITDA is not included within Providence's Adjusted EBITDA in any period presented.
(2) Providence accounts for its proportionate share of Matrix's results using the equity method.
(3) Excludes depreciation and amortization.
(4) Management fees in the first six months of 2018 include fees earned in association with the acquisition of HealthFair.
(5) 2018 includes the results of HealthFair since the date of acquisition on February 16, 2018.

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Providence Service Corporation

The Providence Service Corporation
Reconciliation of Non-GAAP Financial Measures
Adjusted Net Income and Adjusted Net Income per Common Share:
(in thousands, except share and per share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2018	2017	2018	2017

Income from continuing operations, net of tax	$(11,354)	$3,858	$(5,620)	$5,773
Net loss (income) attributable to noncontrolling interests	188	174	(108)	(200)

Asset impairment charge (1)	9,881	—	9,881	—
Restructuring and related charges (2)	4,046	1,900	6,935	4,255
Transaction costs (3)	330	—	654	—
Equity in net (gain) loss of investees	147	(1,530)	2,468	530
Loss (gain) on foreign currency transactions	(6)	463	(629)	400
Intangible amortization expense	2,042	1,960	4,112	3,924
Litigation (income) expense, net (4)	(201)	143	(201)	286
Impact of adjustments on noncontrolling interests	(119)	(5)	(117)	(23)
Tax effected impact of adjustments	(1,818)	(868)	(3,320)	(2,237)

Adjusted Net Income	3,136	6,095	14,055	12,708

Dividends on convertible preferred stock	(1,106)	(1,102)	(2,195)	(2,191)
Income allocated to participating securities	(272)	(646)	(1,585)	(1,354)

Adjusted Net Income available to common stockholders	$1,758	$4,347	$10,275	$9,163

Adjusted EPS	$0.13	$0.32	$0.78	$0.67

Diluted weighted-average number of common shares outstanding	13,088,182	13,607,576	13,141,199	13,687,183

(1) Asset impairment charge of $9.2 million related to the agreement to sell Ingeus French operations and $0.7 million related to an IT software component in NET Services.
(2) Restructuring and related charges are comprised of employee separation costs, severance and other costs related to the former CEO of Providence, NET Services chief executive officer search fees, as well as third-party consulting and implementation costs related to WD Services' Ingeus Futures initiative and NET Services' LogistiCare Member Experience initiative and costs related to the consolidation of the holding company activities into LogistiCare including $0.1 million of accelerated depreciation related to corporate PP&E. See the above Segment Information and Adjusted EBITDA tables for a detailed breakdown of the restructuring and related charges for each time period presented.
(3) Transaction costs relate to the agreement to sell Ingeus French operations.
(4) Income or expense related to defense cost and final settlement for a putative stockholder class action derivative complaint, which is more fully described in the Company's Form 10-K.

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Providence Service Corporation

The Providence Service Corporation
Segment-Level Impact of ASC 606 Adoption
(in thousand) (Unaudited)

The following table summarizes the impact that the adoption of ASC 606, Revenue from Contracts with Customers, had on the Company's results for the three and six months ended June 30, 2018:

		Three Months Ended June 30, 2018			Three Months Ended June 30, 2017 (1)
Segment	Caption	Historical US GAAP	ASC 606 Adjustment	As Reported	As Reported
NET Services (2)	Revenue	$347,201	$(3,464)	$343,737	$338,805
	Adjusted EBITDA	16,571	—	16,571	20,691

WD Services (3)	Revenue	68,858	(801)	68,057	69,178
	Adjusted EBITDA	1,524	(138)	1,386	(133)

Corporate and Other	Revenue	—	—	—	—
	Adjusted EBITDA	(6,483)	—	(6,483)	(5,616)

Total Continuing Operations	Revenue	$416,059	$(4,265)	$411,794	$407,983
	Adjusted EBITDA	11,612	(138)	11,474	14,942
		2.8%		2.8%	3.7%

		Six Months Ended June 30, 2018			Six Months Ended June 30, 2017 (1)
Segment	Caption	Historical US GAAP	ASC 606 Adjustment	As Reported	As Reported
NET Services (2)	Revenue	$687,834	$(7,401)	$680,433	$662,839
	Adjusted EBITDA	40,453	—	40,453	36,941

WD Services (3)	Revenue	143,573	(6,166)	137,407	144,638
	Adjusted EBITDA	7,925	(3,590)	4,335	6,136

Corporate and Other	Revenue	—	—	—	—
	Adjusted EBITDA	(13,704)	—	(13,704)	(12,581)

Total Continuing Operations	Revenue	$831,407	$(13,567)	$817,840	$807,477
	Adjusted EBITDA	34,674	(3,590)	31,084	30,496
		4.2%		3.8%	3.8%
(1) The company adopted ASC 606 using the modified retrospective method resulting in an opening retained earnings adjustment of $5.7 million, primarily related to the acceleration of revenue for the UK Work Program. Prior periods are not adjusted for the new revenue standard.
(2) NET Services 2018 revenue was impacted by a change to recognize revenue for one contract on a net basis. There is no margin impact for this adjustment.
(3) WD Services 2018 revenue was primarily impacted by the acceleration of revenue under the UK Work Programme, including the amount of revenue captured in the opening balance sheet adjustment, as well as the deferral of revenue for the Youth Services program which will be recognized as the courses are delivered in the summer and fall of 2018. Adjustment is also made for direct costs associated with the revenue adjustments.

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